N E W S R E L E A S E CONTACT: Paul Seavey FOR IMMEDIATE RELEASE (800) 247-5279 August 22, 2017 ELS PROVIDES NOTICE OF REDEMPTION OF SERIES C PREFERRED STOCK AND DEPOSITARY SHARES CHICAGO, IL – August 22, 2017 – Equity LifeStyle Properties, Inc. (referred to herein as “we”, “us” or “our”) announced today that we have elected to redeem all of our outstanding 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) on September 25, 2017 (the “Redemption Date”). Our Series C Preferred Stock is represented by depositary shares (NYSE:ELSPrC; CUSIP No. 29472R405), each representing 1/100 of a share of the Series C Preferred Stock. There are 54,458 shares of Series C Preferred Stock outstanding (5,445,765 depositary shares) with an aggregate liquidation preference of $136.1 million. The Depositary Agent holding the Series C Preferred Stock will receive from us cash in the amount of $2,500 per share, plus all accrued and unpaid dividends up to, but not including, the Redemption Date in an amount equal to $40.3125 per share of Series C Preferred Stock, for a total payment of $2,540.3125 per share of Series C Preferred Stock (the “Series C Preferred Stock Redemption Price”). The holders of the depositary shares will receive from the Depositary Agent holding the Series C Preferred Stock cash in the amount of $25.00 per depositary share, plus all accrued and unpaid dividends up to, but not including, the Redemption Date in an amount equal to $0.403125 per depositary share, for a total payment of $25.403125 per depositary share (the “Depositary Share Redemption Price”). From and after the Redemption Date, dividends on the Series C Preferred Stock and the depositary shares, respectively, will cease to accrue and the only remaining right of the holders of the Series C Preferred Stock and the depositary shares will be to receive payment of the Series C Preferred Stock Redemption Price and the Depositary Share Redemption Price, respectively. In addition, because all of the issued and outstanding depositary shares are being redeemed, the depositary shares will no longer trade on the New York Stock Exchange after the Redemption Date. A notice of redemption has been mailed on August 22, 2017 to the holder of record of the Series C Preferred Shares and to the holders of the Depositary Shares. All of the depositary shares being called for redemption are held of record by Cede & Co., as nominee of The Depositary Trust Company ("DTC"). Accordingly, the depositary shares will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption should be directed to American Stock Transfer & Trust Company, LLC, the Company's transfer agent and the redemption agent for the redemption of the Series C Preferred Stock and depositary shares (the "Redemption Agent"). The address and telephone number of the Redemption Agent are American Stock Transfer & Trust Company, LLC, Attn: Reorganization Department, 6201-15th Avenue, Brooklyn, New York 11219; (800) 937-5449.

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward- looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: • our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of Sites by customers and our success in acquiring new customers at our Properties (including those that we may acquire); • our ability to maintain historical or increase future rental rates and occupancy with respect to Properties currently owned or that we may acquire; • our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts; • our assumptions about rental and home sales markets; • our ability to manage counter-party risk; • in the age-qualified Properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility; • results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing; • impact of government intervention to stabilize site-built single family housing and not manufactured housing; • effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions; • the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto; • unanticipated costs or unforeseen liabilities associated with recent acquisitions; • ability to obtain financing or refinance existing debt on favorable terms or at all; • the effect of interest rates; • the dilutive effects of issuing additional securities; • the effect of accounting for the entry of contracts with customers representing a right-to- use the Properties under the Codification Topic "Revenue Recognition"; • the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and • other risks indicated from time to time in our filings with the Securities and Exchange Commission. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. As of June 30, 2017, we own or have an interest in 393 quality properties in 32 states and British Columbia consisting of 147,107 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. # # #